Exhibit (m):  Calculations of Illustrations for VUL

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 200,000 or 222% x $8,435.40
                     = $ 200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4     $ 6,869.86
+ Annual Premium*                     $ 2,500.00
-Premium Expense Charge**             $   125.00
-Monthly Deduction***
                                      $   639.52
-Mortality & Expense Charge****       $    80.08
+ Hypothetical Rate of Return*****    ($   89.87)
                                      ----------
=                                     $    8,435 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----    -------
1        $ 43.71
2        $ 43.72
3        $ 43.74
4        $ 43.75
5        $ 43.77
6        $ 43.79
7        $ 43.80
8        $ 43.82

9       $  43.83
10      $  43.85
11      $  43.86
12      $  43.88

Total   $ 525.52

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----    --------
1       ($  7.80)
2       ($  7.75)
3       ($  7.69)
4       ($  7.63)
5       ($  7.57)
6       ($  7.52)
7       ($  7.46)
8       ($  7.40)
9       ($  7.35)
10      ($  7.29)
11      ($  7.23)
12      ($  7.17)

Total   ($ 89.87)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $ 8,435.40
- Year 5 Surrender Charge        $ 2,084.00
                                 ----------
=                                $    6,351 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 200,000 or 222% x $10,207.41
                     = $ 200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4   $ 8,055.30
+ Annual Premium*                   $ 2,500.00
-Premium Expense Charge**           $   125.00
-Monthly Deduction***               $   635.50
-Mortality & Expense Charge****     $    90.79
+ Hypothetical Rate of Return*****  $   503.40
                                    ----------
=                                   $   10,207 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----    -------
1        $  43.43
2        $  43.44
3        $  43.44
4        $  43.45
5        $  43.45
6        $  43.46
7        $  43.46
8        $  43.47
9        $  43.47
10       $  43.47
11       $  43.48
12       $  43.48

Total    $ 521.50

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----    ---------
1        $   42.36
2        $   42.29
3        $   42.22
4        $   42.14
5        $   42.07
6        $   41.99
7        $   41.91
8        $   41.84
9        $   41.76
10       $   41.69
11       $   41.61
12       $   41.53

Total    $  503.40

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                $ 10,207.41
- Year 5 Surrender Charge          $  2,084.00
                                   -----------
=                                  $     8,123 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 200,000 or 222% x $12,292.82
                     = $ 200,000

POLICY VALUE:

Year 5 Policy Value =
-Policy Value at the end of year 4    $ 9,395.08
+ Annual Premium*                     $ 2,500.00
Premium Expense Charge**              $   125.00

-Monthly Deduction***                 $   630.87
-Mortality & Expense Charge****       $   102.90
+ Hypothetical Rate of Return*****    $ 1,256.51
                                      ----------
=                                     $   12,293 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----   ---------
1       $   43.13
2       $   43.12
3       $   43.11
4       $   43.10
5       $   43.09
6       $   43.08
7       $   43.07
8       $   43.06
9       $   43.05
10      $   43.04
11      $   43.03
12      $   43.02

Total   $  516.87

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $ 102.65
2         $ 103.01
3         $ 103.38
4         $ 103.75
5         $ 104.12

6         $   104.50
7         $   104.88
8         $   105.26
9         $   105.65
10        $   106.04
11        $   106.43
12        $   106.83

Total     $ 1,256.51

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 12,292.82
- Year 5 Surrender Charge      $  2,084.00
                               -----------
=                              $    10,209 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 200,000 or 222% x $8,251.19
                     = $ 200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $ 6,728.65
+Annual Premium*                     $ 2,500.00
-Premium Expense Charge**            $   125.00
-Monthly Deduction***                $   685.70
-Mortality & Expense Charge****      $    78.58
+Hypothetical Rate of Return*****    ($   88.19)
                                     ----------
=                                    $    8,251 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1       $  47.54
2       $  47.56
3       $  47.58
4       $  47.60
5       $  47.61
6       $  47.63
7       $  47.65
8       $  47.67
9       $  47.69
10      $  47.70
11      $  47.72
12      $  47.74

Total   $ 571.70

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----    --------
1        ($  7.68)
2        ($  7.62)
3        ($  7.56)
4        ($  7.50)
5        ($  7.44)
6        ($  7.38)
7        ($  7.32)
8        ($  7.26)
9        ($  7.20)
10       ($  7.14)
11       ($  7.08)
12       ($  7.02)

Total    ($ 88.19)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 8,251.19
- Year 5 Surrender Charge      $ 2,084.00
                               ----------
=                              $    6,167 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 200,000 or 222% x $9,996.48
                     = $ 200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4  $ 7,897.72
+Annual Premium*                   $ 2,500.00
-Premium Expense Charge**          $   125.00
-Monthly Deduction***              $   681.39
-Mortality & Expense Charge****    $    89.15
+Hypothetical Rate of Return*****  $   494.31
                                   ----------
=                                  $    9,996 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 47.25
2        $ 47.26
3        $ 47.26
4        $ 47.27
5        $ 47.27

6        $  47.28
7        $  47.29
8        $  47.29
9        $  47.30
10       $  47.30
11       $  47.31
12       $  47.31

Total    $ 567.39

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ---------
1        $  41.71
2        $  41.61
3        $  41.52
4        $  41.43
5        $  41.33
6        $  41.24
7        $  41.15
8        $  41.05
9        $  40.96
10       $  40.86
11       $  40.77
12       $  40.67

Total    $ 494.31

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $ 9,996.48
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    7,912 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.  40 Male, Nonsmoker,
Face: $ 200,000, Premium: $ 2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 200,000 or 222% x $12,051.64
                     = $ 200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4   $ 9,219.61
+Annual Premium*                    $ 2,500.00
-Premium Expense Charge**           $   125.00
-Monthly Deduction***               $   676.43
-Mortality & Expense Charge****     $   101.10
+Hypothetical Rate of Return*****   $  1234.56
                                    ----------
=                                   $   12,052 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----    --------
1        $  46.92
2        $  46.91
3        $  46.90
4        $  46.89
5        $  46.88
6        $  46.87
7        $  46.86
8        $  46.86
9        $  46.85
10       $  46.84
11       $  46.83
12       $  46.82

Total    $ 562.43

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $   101.08
2         $   101.40
3         $   101.72
4         $   102.04
5         $   102.37
6         $   102.70
7         $   103.03
8         $   103.37
9         $   103.70
10        $   104.04
11        $   104.39
12        $   104.73

Total     $ 1,234.56

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 12,051.64
- Year 5 Surrender Charge      $  2,084.00
                               -----------
=                              $     9,968 (rounded to the nearest dollar)